 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 13, 2015

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 13, 2015, Axion Power International, Inc. (the “Company”) entered into a Binding Letter of Intent with LCB International, Inc., a British Virgin Islands corporation, regarding an exclusive license of the Company’s intellectual property portfolio of PbC technology for various applications (including, but not limited to related e-energy solutions for motive and stationary applications, including, but not limited to e-scooter, commercial, light and off road vehicles and grid storage (“Products”)) of the Company’s PbCR technology (“Technology”) in the People’s Republic of China, Taiwan, Macao and Hong Kong (“Territory”). The salient terms of the Binding Letter of Intent (referred to herein as the “Letter of Intent” or “LOI”) are as follows:

•	Within 10 working days of the date of execution of the LOI, LCB shall pay Axion a $250,000 earnest money deposit.

•	The parties shall use best efforts to execute comprehensive agreements with respect to the transactions contemplated by the LOI within a 60 day exclusivity period after execution of the LOI.

•	The Company has granted LCB an exclusive license for the Technology in the Territory with an up front technology fee of $2 million to be paid in four equal amounts, with the initial $500,000 to be paid on the 45th day after execution of a technology license agreement and subsequent $500,000 payments to be made on each of the on the first, second and third six month anniversaries of the date of execution of the technology license agreement.

•	Upon commercialization of the Products, LCB shall pay the Company a royalty equal to 2% of the gross receipts of sales from such Products in the Territory, with a minimum annual royalty of $1 million by year three, and a per year increase in such minimum of 10%, which minimum annual royalty shall be capped at $2 million during the license term.

•	LCB shall also purchase $4 million of preferred stock from the Company within 45 days of the execution of the comprehensive agreements. LCB shall initially purchase up to $1 million of preferred stock from the Company unless and until the Company obtains shareholder approval for the purchase of the balance of the preferred stock (with the balance of the preferred stock to be purchased within 10 days of the date of receipt of such shareholder approval), and in the aggregate, LCB shall only purchase securities convertible and exercisable into a maximum of 19.9% of the issued and outstanding common stock of the Company on that date of consummation of the transaction. The terms of the Preferred Stock are as follows:

•	Issuance of two million convertible senior preferred shares (Preferred) at $2 par value per share. The convertibility is subject to shareholder approval.
•	Dividends on preferred stock shall accrue at the rate of 4.0% per annum.
•	Preferred holders may convert all or portion to common stock at the Conversion Price defined below at any time after ninety days of the purchase date thereof.
•	The Conversion Price of the Preferred is 120% of the VWAP (volume weighted average price) of the Company’s common stock of the twenty trading days immediately prior to the execution of the LOI.
•	Preferred shares shall vote on with the holders of common stock on an as-converted basis. The prior approval of the preferred shares, as a single class, shall be required for a sale of all or substantially all of the Company's assets and / or any issuance of securities, convertible debt equivalent to more than 8% of the then issued and outstanding shares of common stock. This approval right shall cease when the total number of unconverted preferred shares is less than one million.
•	Axion shall have a right to redeem the preferred stock at a price equal to the original issue price per share plus accrued dividends after the second anniversary of the issuance with a 30 day prior written notice to LCB.
•	LCB shall be granted registration rights for the preferred stock on terms to be negotiated between the parties.

•	Axion shall grant LCB a warrant to purchase $2 million of its common stock at an exercise price of $.10 per share with an 18 month term and a warrant to purchase $8 million of its common stock at an exercise price of $.50 per share with a four year term from the date of the execution of the comprehensive agreements. Such warrants are based on the full purchase of two million shares of preferred stock by LCB.

•	LCB shall also purchase a $4 million principal amount senior convertible note from the Company within three months of the day of execution of the comprehensive agreements (with an initial purchase of up to $1 million until shareholder approval is obtained). The terms of the note are as follows:

•	The note shall have a four year term, and accrue interest at the rate of 5% per annum during the note term.
•	The use of proceeds shall be $2 million for capital expenditures for the Company’s “Gen IV” production line, $0.5 million for carbon electrode R&D, and $1.5 million for Company operations.
•	After the first year of the note term, the note may be converted into shares of the Company’s common stock as follows: 50% at the end of the first year, and the balance after the second year of the term. The conversion price is set at 130% of the VWAP (volume weighted average price) of AXPW stock over the twenty trading days prior to the execution date of the LOI.
•	After the third anniversary of the date of issuance of the note, the Company may prepay all or part of the note upon at least 60 days prior written notice to lender.
•	Upon the occurrence of a change in control, the lender may, at its option, cause the note to be converted into the Company’s common stock or cause the note to be paid in full.
•	The Company’s obligations under the note are secured by a first priority lien on all of the Company’s intellectual property rights and capital assets used for the production of carbon electrodes.
•	The prior approval of the noteholder is required for a sale of all or substantially all of the Company’s assets and /or issuance of any securities equivalent to more than 8% of the Company’s then issued and outstanding shares of common stock, as well as to license its intellectual property rights of carbon electrodes, exclusive commercial licenses and more than one license to manufacture PbC batteries outside of the Territory.

•	LCB shall be responsible for identifying and securing battery manufacture in the Territory, and LCB is prohibited directly or indirectly from exporting, marketing, licensing or otherwise conveying the Technology or Products outside of the Territory subject to limited exceptions.

•	LCB shall set up a Sino-US Joint Venture (“CJV”) within the Territory within six months of the date of execution of the comprehensive agreements to be owned 90% by LCB and 10% by the Company, with the opportunity for the Company to increase its equity interest up to 25% upon terms agreed upon by the parties. LCB shall be responsible for funding the operations of the CJV in an amount up to $20 million in cash.

•	The term of the technology license agreement shall be the latter of 15 years from the date of execution and the latest expiration date of any patent licenses by the LOI.

•	LCB shall have the right to nominate a director and an observer to the Axion Board of Directors after execution of the comprehensive agreements.

•	The LOI delineates certain break up fees and license rights in the event that the parties do not enter into comprehensive agreements within the 60 day exclusivity period.

•	The issuance of all securities as contemplated by the LOI, in excess of 19.9% of the Company’s issued and outstanding common stock, shall be subject to shareholder approval in compliance with NASDAQ Rule 5635. The parties acknowledge that all amounts of securities and related prices are “pre-split” with respect to the Company’s contemplated reverse stock split.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 17, 2015, the Company held an Annual Meeting of Shareholders. At the Annual Meeting, the matters set forth below were put forth to a vote of its shareholders, and passed with the following final tally of votes of shares voted for, against or withheld as set forth.

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the election of four directors of the Company, all of whom were candidates for reelection, are:

Richard Bogan:

For:	17,589,966
Against:	2,456,844
Abstain:	2,176,360
Broker Non-Vote:	41,942,760

Donald Farley:

For:	18,060,077
Against:	2,175,266
Abstain:	1,987,827
Broker Non-Vote:	41,942,760

Michael Kishinevsky:

For:	16,295,277
Against:	3,752,457
Abstain:	2,175,436
Broker Non-Vote:	41,942,760

D. Walker Wainwright:

For:	16,397,726
Against:	3,683,373
Abstain:	2,142,071
Broker Non-Vote:	41,942,760

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the ratification of Mayer Hoffman & McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, are:

For:	57,932,669
Against:	2,569,153
Abstain:	3,664,108

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the approval to effect a reverse split of the Company’s issued and outstanding common stock in a range of not less than 1:20 nor more than 1:50 at the discretion of the Board of Directors on or before December 31, 2015, are:

For:	49,368,857
Against:	14,089,956
Abstain:	707,117

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the approval to effect an increase in the number of options issuable under the Company’s 2004 Directors Option Plan from 60,000 to 1,000,000, are:

For:	13,696,695
Against:	7,909,246
Abstain:	617,229
Broker Non-Vote:	41,942,760

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the approval to effect an increase in the number of options issuable under the Company’s 2010 Employees and Officers Stock Option Plan from 120,000 to 2,000,000, are:

For:	13,936,542
Against:	7,680,508
Abstain:	606,120
Broker Non-Vote:	41,942,760

ITEM 9.01 EXHIBITS

99.1	Letter of Intent, dated June 13, 2015

99.2	Press release dated June 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 18, 2015

Axion Power International, Inc.

By:	/s/ Charles R. Trego
Charles R. Trego
Chief Financial Officer